Exhibit 99.1

RespireRx Pharmaceuticals Inc. Announces 10 to 1 Reverse Stock Split

Glen Rock, N.J., January 5, 2021 /Globe Newswire – RespireRx Pharmaceuticals Inc. (OTCQB: RSPI) (“RespireRx” or the “Company” or “we”), has, on January 4, 2021, filed with the Secretary of State of the State of Delaware a Sixth Certificate of Amendment (the “Amendment”) to its Second Restated Certificate of Incorporation. The Amendment effected a ten-to-one (10 to 1) reverse stock split of all of the outstanding shares of common stock of the Company, par value $0.001 per share. The reverse stock split is effective as of 5:00 p.m. Eastern Time on January 5, 2021. A certified copy of the Amendment has been provided to the Financial Industry Regulatory Authority, Inc. (“FINRA”) in order for it to issue appropriate notifications to the market to allow for the stock to trade on a post-reverse stock split basis upon the OTC market opening on Wednesday, January 6, 2021. For twenty (20) business days following the effective date of the reverse stock split, the Company’s ticker symbol, currently “RSPI,” will have a suffix “D” appended to it and will temporarily be traded under the ticker symbol “RSPID”.

The Amendment was previously approved by the Company’s stockholders at a special meeting of stockholders held on November 24, 2020.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 3.1 to the Company’s report on Form 8-K filed with The Securities and Exchange Commission on January 5, 2021.

About RespireRx Pharmaceuticals Inc.

The mission of the Company is to develop innovative and revolutionary treatments to combat disorders caused by disruption of neuronal signaling. We are developing treatment options that address conditions that affect millions of people, but for which there are limited or poor treatment options, including obstructive sleep apnea (“OSA”), attention deficit hyperactivity disorder (“ADHD”) epilepsy, chronic pain, including inflammatory and neuropathic pain, recovery from spinal cord injury (“SCI”), as well as other areas of interest based on results of animal studies to date.

RespireRx is developing a pipeline of new drug products based on our broad patent portfolios across two distinct drug platforms:

(i)	ResolutionRx, our pharmaceutical cannabinoids platform including dronabinol (a synthetic form of ∆9-tetrahydrocannabinol (“Δ9-THC”)), which acts upon the nervous system’s endogenous cannabinoid receptors, and

(ii)	EndeavourRx, our neuromodulators platform is made up of two programs: (a) our ampakines program, including proprietary compounds that are positive allosteric modulators (“PAMs”) of AMPA-type glutamate receptors to promote neuronal function and (b) our GABAkines program, including proprietary compounds that are PAMs of GABAA receptors, which was recently established pursuant to our entry into a patent license agreement with the University of Wisconsin-Milwaukee Research Foundation, Inc., an affiliate of the University of Wisconsin-Milwaukee,

Management believes that there are advantages to separating these platforms formally into newly formed subsidiaries, including but not limited to optimizing their asset values through separate finance channels and making them more attractive for capital raising as well as for strategic deal making. The Company is also engaged in a number of business development efforts (licensing/sub-licensing, joint venture and other commercial structures) with a view to securing strategic partnerships that represent strategic and operational infrastructure additions, as well as cash and in-kind funding opportunities. These efforts have focused on, but have not been limited to, transacting with brand and generic pharmaceutical and biopharmaceutical companies as well as companies with potentially useful formulation or manufacturing capabilities, significant subject matter expertise and financial resources. No assurance can be given that any transaction will come to fruition and that if it does, that the terms will be favorable to the Company.

Additional information about the Company and the matters discussed herein can be obtained on the Company’s web-site at www.RespireRx.com or in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. These might include statements regarding the Company’s future plans, targets, estimates, assumptions, financial position, need for, and availability of, additional financing, business strategy and other plans and objectives for future operations, and assumptions and predictions about research and development efforts, including, but not limited to, preclinical and clinical research design, execution, timing, costs and results, future product demand, supply, manufacturing, costs, marketing and pricing factors.

In some cases, forward-looking statements may be identified by words including “assumes,” “could,” “ongoing,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “plans,” “contemplates,” “targets,” “continues,” “budgets,” “may,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this announcement.

These factors include but are not limited to, regulatory policies or changes thereto, available cash, research and development results, issuance of patents, competition from other similar businesses, interest of third parties in collaborations with us, and market and general economic factors, and other risk factors disclosed in our Form 10-K for the year ended December 31, 2019, our Form S-1 filed on October 14, 2020, as amended and supplemented, and in our Form 10-Q for the quarter ended September 30, 2020. These risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

You should read these risk factors and the other cautionary statements made in the Company’s filings as being applicable to all related forward-looking statements wherever they appear in in this press release. We cannot assure you that the forward-looking statements in this press release will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

This discussion should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our condensed consolidated financial statements (unaudited) and notes thereto included in our Form 10-Q for the quarter ended September 30, 2020.

Company Contact:

Jeff Margolis
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Telephone: (917) 834-7206
E-mail: jmargolis@respirerx.com

RespireRx Pharmaceuticals, Inc.

126 Valley Road,

Suite C,

Glen Rock, NJ 07452

www.respirerx.com